                                                                                                                                                                      Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Harman International Industries, Incorporated:

We consent to the incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60234, 33-60236, 33-59605, 333-02917, 333-28793, 333-32673, 333-103487 and 333-103488 on Form S-8 and 333-21021 on Form S-3 of Harman International Industries, Incorporated of our reports dated August 15, 2003, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, cash flows and shareholders’ equity and related schedule for each of the years in the three-year period ended June 30, 2003, which reports appear in the June 30, 2003, annual report on Form 10-K of Harman International Industries, Incorporated.  Our reports refer to changes in the method of accounting for stock-based compensation and method of accounting for goodwill in the year ended June 30,2003.

/s/ KPMG

Los Angeles, California
September 25, 2003